  As filed with the Securities and Exchange Commission on October 6, 1997
                                Registration No. 333-

__________________________________________________________________________
__________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                            ___________________

CMS ENERGY CORPORATION     CMS ENERGY TRUST I        CMS ENERGY TRUST II
(Exact name of             (Exact name of            (Exact name of
registrant as              registrant as             registrant as
specified in its           specified in its          specified in its
charter)                   charter)                  charter)

    Michigan              Delaware                   Delaware
(State or other           (State or other            (State or other
jurisdiction of           jurisdiction of            jurisdiction of
incorporation or          incorporation or           incorporation or
organization)             organization)              organization)

    38-2726431            52-6863512                 To Be Applied For
(I.R.S. Employer          (I.R.S. Employer           (I.R.S. Employer
Identification No.)       Identification No.)        Identification No.)

                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan  48126
                              (313) 436-9200
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                            ___________________
                              Alan M. Wright
       Senior Vice President, Chief Financial Officer and Treasurer
                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan  48126
                              (313) 436-9200
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                            ___________________

    It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                        Michael D. VanHemert, Esq.
                          CMS Energy Corporation
                           Fairlane Plaza South
                     330 Town Center Drive, Suite 1100
                         Dearborn, Michigan  48126
                              (313) 436-9602
                            ___________________

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.
                            ___________________

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: __

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: _X_

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  _X_      Registration No. 333-27849

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

                                            CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________________________
Title of each class       Amount             Proposed                      Proposed                     Amount of
securities to be          to be              maximum offering              maximum aggregate           registration
  registered              registered (1)     price per security (1)(2)(3)  offering price(1)(2)(3)     fee(1)
_______________________________________________________________________________________________________________________
Common Stock, par value
  $.01 per share, of
  CMS Energy Corporation
Subordinated Debentures
  of CMS Energy Corporation(4)
Preferred Securities of
  CMS Energy Trust I(5)
Preferred Securities of
  CMS Energy Trust II(5)
Guarantees of CMS Energy
  Corporation with respect
  to Preferred Securities
  of CMS Energy Trust I and
  CMS Energy Trust II(6)
Stock Purchase Contracts of
  CMS Energy Corporation(7)
Stock Purchase Units of
  CMS Energy Corporation(7)
  Total                  $25,500,000            100%                          $25,500,000              $7,727.27
_______________________________________________________________________________________________________________________

(1) There are being registered hereunder such presently indeterminate principal amount or number of shares of CMS Energy Corporation Common Stock, Subordinated Debentures, Stock Purchase Contracts and Stock Purchase Units, as well as Preferred Securities of CMS Energy Trust I and CMS Energy Trust II, as may from time to time be issued at indeterminate prices, plus additional shares of CMS Energy Corporation Common Stock into which such Subordinated Debentures or Preferred Securities may be converted.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3)  Exclusive of accrued interest and distributions, if any.
(4) The Subordinated Debentures may be purchased by, and constitute assets of, CMS Energy Trust I or CMS Energy Trust II, and may later be distributed under certain circumstances to holders of Preferred Securities. Additionally, CMS Energy Common Stock may be issued upon conversion of any convertible Subordinated Debentures. In either case, no additional consideration will be received.
(5) The Preferred Securities may be convertible into the Subordinated Debentures, which may be convertible into shares of CMS Energy Corporation Common Stock. In addition, the Preferred Securities may be directly convertible into shares of CMS Energy Corporation Common Stock. Shares of CMS Energy Corporation Common Stock issued upon conversion of the Subordinated Debentures or Preferred Securities will be issued without the payment of additional consideration.
(6) The Registration Statement is deemed to include the obligations of CMS Energy Corporation under the Guarantee (as defined herein) and certain backup undertakings under (i) the Subordinated Debt Indenture (as defined herein) pursuant to which the Subordinated Debentures will be issued; (ii) the Subordinated Debentures and (iii) the Declarations of Trust of CMS Energy Trust I and CMS Energy Trust II, including CMS Energy's obligations under such indenture to pay costs, expenses, debts and liabilities of the Trusts (other than with respect to the Preferred Securities and the Common Securities of CMS Energy Trust I or CMS Energy Trust II), which taken together provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such backup undertakings. The Guarantees are not traded separately.
(7) Includes a presently indeterminate number of shares of CMS Energy Corporation Common Stock to be issuable by CMS Energy Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by CMS Energy Corporation.


     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE PURSUANT
 TO GENERALINSTRUCTION IV OF FORM S-3

     In accordance with the provisions of General Instruction IV of Form S-3, CMS Energy Corporation ("CMS Energy") hereby incorporates by reference the contents of Amendment No. 1 to CMS Energy's Registration Statement on Form S-3 (Registration No. 333-27849) filed with the
Securities and Exchange Commission on June 13, 1997, which Registration Statement was declared effective on June 13, 1997.

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

     All Exhibits filed with the Registration Statement on Form S-3, as amended (File No. 333-27849), are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit No.       Description


(4)(a)          -        Fourth Supplemental Indenture dated as of
                         September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee.

*(4)(b)         -        Fourth Supplemental Indenture dated as of
                         September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee.
                         (Designated in CMS Energy's Form S-3 Registration
                         Statement filed September 22, 1997, File No. 333-
                         36115, as Exhibit (4)(d).)

*(4)(c)         -        Credit Agreement dated as of July 2, 1997, among
                         CMS Energy, the Banks, the Administrative Agent,
                         Collateral Agent, Documentation Agent,
                         Syndication Agent, Co-Agents and Lead Manager, all as defined therein, and the Exhibits and Schedules thereto. (Designated in CMS Energy's
                         Form 10-Q for the quarter ended June 30, 1997.)

*(4)(d)         -        First Supplemental Indenture dated as of June 20,
                         1997 between CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit
                         (4)(b).)

 (5)            -        Opinion of Michael D. VanHemert, Assistant
                         General Counsel for CMS Energy.

*(12)           -        Statement re computation of ratios of earnings to
                         fixed charges. (Designated in CMS Energy's Form
                         S-3 Registration Statement filed September 22,
                         1997, File No. 333-36115, as Exhibit (12).)

                - Statement re computation of ratios of earnings to fixed charges and preferred stock dividends. (Designated in CMS Energy's Form S-3 Registration Statement filed August 21, 1997, File No. 333-34087, as Exhibit (12).)

 (15)           -        Letter regarding unaudited interim financial
                         information.

 (23)(a)        -        Consent of Michael D. VanHemert, Assistant
                         General Counsel for CMS Energy (included in
                         Exhibit (5) above.)

 (23)(b)        -        Consent of Arthur Andersen LLP.

*Previously filed

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 6th day of October, 1997.


                                        CMS ENERGY CORPORATION



                                        By  /s/ A.M. Wright
                                            ____________________
                                               Alan M. Wright
                                               Senior Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.



        NAME                            TITLE                   DATE

(i) Principal executive officer

                                  Chairman of the Board,  October 6, 1997
/s/ William T. McCormick, Jr.      Chief Executive
------------------------------     Officer and Director
    (William T. McCormick, Jr.)



(ii) Principal financial officer:

                                   Senior Vice President, October 6, 1997
/s/ A.M. Wright                     Chief Financial
___________________________         and Treasurer
    (Alan M. Wright)



(iii) Controller or principal
           accounting officer:

                                  Senior Vice President,  October 6, 1997
/s/ P.D. Hopper                     and Chief Accounting
___________________________         Officer
    (Preston D. Hopper)

          *                                               October 6, 1997
___________________________
    (John M. Deutch)              Director


          *                                               October 6, 1997
___________________________
    (James J. Duderstadt)         Director


          *                                               October 6, 1997
___________________________
    (Kathleen R. Flaherty)        Director


          *                                               October 6, 1997
___________________________
    (Victor J. Fryling)           Director


          *                                               October 6, 1997
__________________________
    (Earl D. Holton)              Director


          *                                               October 6, 1997
__________________________
    (William U. Parfet)           Director

          *                                               October 6, 1997
__________________________
    (Percy A. Pierre)             Director


          *                                               October 6, 1997
__________________________
    (Kenneth Whipple)             Director


          *                                               October 6, 1997
_________________________
    (John B. Yasinsky)            Director


*By  /s/ A.M. Wright                                      October 6, 1997
     ____________________
    (Alan M. Wright)
      Attorney-in-fact

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust I certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 6th day of October, 1997.


                                  CMS ENERGY TRUST I


                                  By /s/ A.M. Wright
                                     ___________________________
                                        Alan M. Wright, Trustee



                                  By /s/ Thomas A. McNish
                                     ____________________________
                                        Thomas A. McNish, Trustee

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust II certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 6th day of October, 1997.

                                        CMS ENERGY TRUST II



                                        By /s/ A.M. Wright
                                           _____________________________
                                              Alan M. Wright, Trustee



                                        By /s/ Thomas A. McNish
                                           _____________________________
                                              Thomas A. McNish, Trustee

__________________________________________________________________________
__________________________________________________________________________




                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                             ________________



                                 FORM S-3

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933




                          CMS ENERGY CORPORATION
                            CMS ENERGY TRUST I
                            CMS ENERGY TRUST II


                                 EXHIBITS




__________________________________________________________________________
__________________________________________________________________________

                               EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

(4)(a)       -      Fourth Supplemental Indenture dated as of September
                    26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee.

*(4)(b)      -      Fourth Supplemental Indenture dated as of September
                    17, 1997 between CMS Energy Corporation and The Chase
                    Manhattan Bank, as Trustee. (Designated in
                    CMS Energy's Form S-3 Registration Statement filed
                    September 22, 1997, File No. 333-36115, as Exhibit
                    (4)(d).)

*(4)(c)      -      Credit Agreement dated as of July 2, 1997, among
                    CMS Energy, the Banks, the Administrative Agent,
                    Collateral Agent, Documentation Agent, Syndication
                    Agent, Co-Agents and Lead Manager, all as defined therein, and the Exhibits and Schedules thereto.
                    (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1997.)

*(4)(d)      -      First Supplemental Indenture dated as of June 20, 1997
                    between CMS Energy and The Bank of New York, as
                    Trustee.  (Designated in CMS Energy's Form 8-K dated
                    July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

 (5)         -      Opinion of Michael D. VanHemert, Assistant General
                    Counsel for CMS Energy.

*(12)        -      Statement re computation of ratios of earnings to
                    fixed charges. (Designated in CMS Energy's Form S-3
                    Registration Statement filed September 22, 1997, File
                    No. 333-36115, as Exhibit (12).)

             - Statement re computation of ratios of earnings to fixed charges and preferred stock dividends.
                    (Designated in CMS Energy's Form S-3 Registration Statement filed August 21, 1997, File No. 333-34087, as Exhibit (12).)

 (15)        -      Letter regarding unaudited interim financial
                    information.

 (23)(a)     -      Consent of Michael D. VanHemert, Assistant General
                    Counsel for CMS Energy (included in Exhibit (5) above.)

 (23)(b)     -      Consent of Arthur Andersen LLP.

*Previously filed